Exhibit 10.28

AMENDMENT TO
STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of December 6, 2007, is by and among Various, Inc., a California corporation (the “Company”), Andrew B. Conru Trust Agreement, Andrew B. Conru Trustee (“Trust 1”), and Mapstead Trust, created on April 16, 2002, Lars and Marin Mapstead Trustees (“Trust 2” and, together with Trust 1, “Sellers”), Andrew B. Conru, an individual (“Founder 1”), Lars Mapstead, an individual (“Founder 2” and, together with Founder 1, the “Founders”), and Penthouse Media Group Inc., a Nevada corporation (“Purchaser”).  The Company, Sellers and the Founders are sometimes referred to collectively as the “Seller Parties” and collectively with Purchaser as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Stock Purchase Agreement dated as of September 21, 2007 (the “Stock Purchase Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Purchase Agreement.

WHEREAS, the Parties acknowledge that due to Purchaser not being able to secure sufficient financing, Purchaser has requested Sellers to accept more debt in payment of the Purchase Price, thereby reducing the amount of cash available to Sellers.  Trust 2 did not wish to accept more debt unless Trust 2 received some additional consideration which is memorialized pursuant to Schedule 1.02(a) of the Stock Purchase Agreement, thereby increasing Trust 2’s portion of the Purchase Price and thereby decreasing the Purchase Price for Trust 1, all of which Purchaser and Trust 2 wish to agree upon to enable the Parties to proceed with a Closing.

WHEREAS, the Parties desire to supplement and amend their agreements as reflected in the Stock Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

STOCK PURCHASE

Section 1.1

Textual Changes.  The reference in the preamble of the Stock Purchase Agreement to “The Lars Mapstead Trust, established April 18, 2002” shall be replaced in its entirety by “Mapstead Trust, created on April 16, 2002”.  The reference in the preamble of the Stock Purchase Agreement to “The Andrew B. Conru Trust, established November 6, 2001” shall be replaced in its entirety by “Andrew B. Conru Trust Agreement”.

Section 1.2

Textual Changes.  The following changes are made to the text of Article 1 of the Stock Purchase Agreement:

(a)

Section 1.02(a)(i) of the Stock Purchase Agreement is hereby amended to delete “Three Hundred Fifty Million Dollars ($350,000,000)” and to insert in its place “One Hundred Fifty Million Dollars ($150,000,000)”.

(b)

Section 1.02(b) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

“By delivery at the Closing, subject to Section 2.03(a), of:

(i)

two unsecured exchangeable subordinated promissory notes, issued by Interactive Network, Inc., a Nevada corporation and wholly owned subsidiary of Purchaser (“INI”), and payable to the respective Sellers in the respective amounts set forth on Schedule 1.02(a) and in the aggregate original principal amount of One Hundred Seventy Million Dollars ($170,000,000) in form and substance similar to the form attached hereto as Schedule 1.02(b)(i) (each, an “Unsecured Note” and together, the “Unsecured Notes”);

(ii)

secured subordinated promissory notes, issued by INI, payable to the respective Sellers in the respective amounts set forth on Schedule 1.02(a) and in the aggregate original principal amount of Eighty Million Dollars ($80,000,000) in form and substance similar to the form attached hereto as Schedule 1.02(b)(ii) (each, a “Second Lien Note” and together, the “Second Lien Notes”); and

(iii)

secured promissory notes, issued by INI, payable to the respective Sellers in the respective amounts set forth on Schedule 1.02(a) and in the aggregate original principal amount of One Hundred and Three Million and Ninety Two Thousand Seven Hundred and Eighty Four Dollars ($103,092,784) in form and substance similar to the form attached hereto as Schedule 1.02(b)(iii) (each, a “First Lien Note” and together, the “First Lien Notes”).

The Unsecured Notes, the Second Lien Notes and the First Lien Notes are sometimes singularly referred to herein as a “Note” and collectively referred to herein as the “Notes”.

Upon the Closing, each Seller shall evidence receipt of their respective portions of the Purchase Price and Closing Cash Payment, as listed in Schedule 1.02(a), by executing and delivering to Purchaser a receipt in form and substance similar to the form attached hereto as Schedule 1.02(b)(iv).”

(c)

Section 1.02(c) of the Stock Purchase Agreement is hereby amended to add the words “or Working Capital Escrow Amount” after the words “Escrow Amount” in line three thereof.

(d)

Section 1.04 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

“Section 1.04

Division of Purchase Price.  Purchaser and the Seller Parties agree that the Purchase Price of the Company and its Target Subsidiaries will be divided among the capital stock of the Company and each of its Target Subsidiaries for all purposes (including Tax and financial accounting) so that $100,000 will be attributed to each of the capital stock of the Target Subsidiaries for an aggregate of $300,000 and the balance will be attributed to the capital stock of the Company.  The Parties agree that they will not take or cause to be taken any position on any Tax Return or attachment thereto before any Taxing Authority or in any Proceeding that is in any way inconsistent with such agreement.  The foregoing provisions of this Section 1.04 do not modify or otherwise affect the provisions referenced in Section 7.04 of this Agreement as to Tax matters.”

Section 1.3

Disclosure Schedule Textual Changes.  The second paragraph of Schedule 10.02(e) is hereby amended and restated in its entirety to read as follows:

“Provided that, notwithstanding anything in the Agreement to the contrary, (x) any settlement or resolution of all or any portion of the dispute referenced on Schedule 10.02(e) that involves any payment, action or inaction or other injunctive relief with respect to Purchaser or any of its Affiliates shall be subject to the consent of Purchaser, not to be unreasonably withheld, conditioned or delayed, and any Liabilities or other costs resulting from any such settlement or resolution, including any prospective licensing fees, shall be allocated on an equitable basis between the Sellers and Founders, on the one hand, and Purchaser, on the other hand, by agreement of such parties or pursuant to the procedures set forth in Section 12.11 and (y) the Sellers shall promptly notify Purchaser of any settlement discussions in connection with the dispute referenced on Schedule 10.02(e) and shall use their reasonable best efforts to allow Purchaser to participate (in person or telephonically) in any such settlement discussions and shall promptly provide any documents produced by or provided to the Sellers with respect to any settlement discussions or any information requested by Purchasers with respect to any settlement discussions; provided, further, however, that should Purchaser wish to consummate a settlement of the patent infringement claims asserted at any time(s) in connection with the dispute referenced on Schedule 10.02(e) (as they have been asserted as of the date of this Agreement, or as they later may be amended) by paying an amount not to exceed $15,000,000 (such amount, the “Claim Settlement Amount”) in exchange for a release of the patent infringement claims and a license of sufficient breadth to permit the Business to operate as Purchaser intends in Purchaser’s reasonable good faith judgment, then Sellers shall consent without delay or condition (subject to the equitable allocation principles noted above) to such a settlement and shall reimburse Purchaser for an equitable portion of the Claim Settlement Amount pursuant to the equitable allocation principles noted above.”

Section 1.4

Additional Schedules.  The schedule attached hereto as Annex A shall be included in its entirety as Schedule 6.18 of the Stock Purchase Agreement.  The schedule attached hereto as Annex B shall be included in its entirety as Schedule 1.02(b)(i) of the Stock Purchase Agreement.  The schedule attached hereto as Annex C shall be included in its entirety as Schedule 1.02(b)(ii) of the Stock Purchase Agreement.  The schedule attached hereto as Annex D shall be included in its entirety as Schedule 1.02(b)(iii) of the Stock Purchase

Agreement.  The schedule attached hereto as Annex E shall be included in its entirety as Schedule 1.02(b)(iv) of the Stock Purchase Agreement.

Section 1.5

Transaction Bonuses.  The Parties hereto agree that payment of the Transaction Bonuses contemplated in Sections 6.12(b) and 6.18 of the Stock Purchase Agreement, and the corresponding determination of reductions in the Purchase Price and Closing Cash Payment pursuant to Section 1.02(a) of the Stock Purchase Agreement, if applicable, shall be treated as follows, and Section 6.18 of the Stock Purchase Agreement will be deemed amended accordingly in connection with these provisions:

(a)

the Company has prior to the Closing Date:

(i)

paid to ADP an amount equal to $3,229,579 in the aggregate for payment of (x) Transaction Bonuses immediately upon Closing to certain Bonus Recipients listed on Schedule 6.18 (subject to the terms and conditions set forth in the agreements granting such bonuses to the Bonus Recipients) and (y) certain amounts to Maureen Yen (in the case of Yen, to satisfy a pre-existing contractual commitment to Yen by the Company);

(ii)

paid an amount equal to $400,000 to Ira Rothken and $20,000 to Hal Friedman as Transaction Bonuses; and

such amounts will not be treated as a reduction in Purchase Price or the Closing Cash Payment to the extent paid by ADP or the Company for Transaction Bonuses;

(b)

the Company shall pay the Post-Closing Transaction Bonuses (including any payments made pursuant to the Rank and File Bonus Letters) in an aggregate amount equal to $4,531,953 to certain Bonus Recipients as specified on (and in the amounts specified on) Schedule 6.18 after the Closing Date (subject to the terms and conditions set forth in the agreements granting such bonuses to the Bonus Recipients and the individuals listed on Schedule 6.18) as follows:

(i)

Within one month after the Closing Date, the Company shall pay certain Bonus Recipients Post-Closing Transaction Bonuses in an amount equal to $1,000,000 in the aggregate and such amounts will not reduce the Purchase Price;

(ii)

On the first anniversary of the Closing Date, the Escrow Amount and/or the Unsecured Notes shall be reduced by the amount, if any, of the Post-Closing Transaction Bonuses that are required to be paid on such date and the Purchase Price will be reduced by the same amount;

(iii)

On the second anniversary of the Closing Date, the Escrow Amount and/or the Unsecured Notes shall be reduced by the amount, if any, of the Post-Closing Transaction Bonuses that are required to be paid on such date and the Purchase Price will be reduced by the same amount; and

(iv)

On the third anniversary of the Closing Date, the Escrow Amount and/or the Unsecured Notes shall be reduced by the amount, if any, of the Post-Closing Transaction Bonuses that are required to be paid on such date and the Purchase Price will be reduced by the same amount.

The Company shall deliver Rank and File Bonus Letters in form and substance similar to the form attached hereto as Annex F to the Business Employees listed on Schedule 6.18 by no later than 10 business days after the Closing Date.  The Purchaser and Seller Parties shall use their reasonable best efforts to provide that Founder 1 is present during the distribution of the Rank and File Bonus Letters to the Business Employees.

For the avoidance of doubt, to the extent that any Transaction Bonus has been treated as a reduction in the Purchase Price, such Transaction Bonus will not be taken into account in calculating Working Capital for purposes of the Working Capital adjustment pursuant to Sections 1.03 and 2.04 of the Stock Purchase Agreement.  The Seller Parties agree that all bonuses paid in connection with the Transactions will be treated as described above.

Section 1.6

Transaction Expenses.  The Parties agree that all of the reasonable attorneys’ and accountants’ fees and expenses and investment bankers’ expenses incurred by the Seller Parties to be listed on Schedule 1.02(a) and incurred prior to November 14, 2007 shall be deducted against the Closing Cash Payment and the Purchase Price and paid at the Closing and accordingly shall not be taken into account in calculating Working Capital for purposes of the Working Capital adjustment pursuant to Sections 1.03 and 2.04 of the Stock Purchase Agreement, except that the fees of the attorneys for the Seller Parties for the period from November 9, 2007 to November 13, 2007 in the amount of $8,722.50 attributable to such attorneys’ assistance to Purchaser in connection with Purchaser’s financing for the Transactions (the “Pre-November 14 Attorney Fees”) will not be deducted against the Closing Cash Payment or the Purchase Price and will be paid by Purchaser in accordance with Section 10.4 hereof.  In the event that any transaction expenses are identified by the Company after the Closing Date which relate to expenses incurred prior to November 14, 2007, such expenses shall be paid as contemplated by Section 12.01 of the Stock Purchase Agreement.

ARTICLE 2

PURCHASE PRICE ADJUSTMENTS

Section 2.1

Textual Changes.  The following changes are made to the text of Article 2 of the Stock Purchase Agreement:

(a)

Section 2.02(d) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

“the Seller Parties shall deliver to Purchaser an amount equal to $4,000,000, by depositing such amount in certain bank accounts of the Company as designated by the Purchaser in consultation with the Company, and shall provide reasonable written or telephonic confirmation immediately prior to the Closing as to the amount of the funds held in such accounts.”

(b)

Section 2.03 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

“(a)

Notwithstanding the provisions of Section 2.02, Purchaser shall cause INI to deliver to the Escrow Agent a portion of the Closing Cash Payment otherwise deliverable to Sellers pursuant to Section 1.02(a) equal to the sum of Ten Million Dollars ($10,000,000) (the “Working Capital Escrow Amount”), to secure only Sellers’ obligation for the Working Capital adjustment described in Section 2.04.  In addition, at the Closing, Purchaser shall cause INI to deliver to the Escrow Agent, on behalf of Sellers, the Unsecured Notes in the original issue amount, to be held in escrow as provided below, and the Common Stock received upon the conversion of the Unsecured Notes and the proceeds of the sale of the Common Stock issuable upon conversion pursuant to paragraph (c) below will be referred to herein as the “Escrow Amount”.

(b)

The Working Capital Escrow Amount and the Escrow Amount shall be held in escrow (the “Escrow”) in accordance with the terms of an escrow agreement to be mutually agreed upon by the Parties (the “Escrow Agreement”).  Any amount remaining of the Working Capital Escrow Amount after settlement of the Working Capital adjustment pursuant to Section 2.04 shall be released to the Sellers’ Representative (as nominee for the account of Trust 1 and for the account of Trust 2) upon such settlement as provided therein; and any amount remaining of the Escrow Amount after settlement of the Seller Parties’ indemnification obligations pursuant to Article 10 and settlement Post-Closing Transaction Bonus obligations pursuant to Section 6.18 (as amended) shall be released to the Sellers’ Representative (as nominee for the account of Trust 1 and for the account of Trust 2) on the date that is twenty four (24) months after the Closing Date or on such later date as is necessary to resolve any disputes with respect to such amounts or to resolve any amounts for Post-Closing Transaction Bonuses to be paid thereafter, except that any amounts retained after the date that is twenty four (24) months after the Closing Date shall only consist of those amounts which are necessary to satisfy the then pending claims for indemnification payable by the Seller Parties (assuming for these purposes only the validity of each such claim), and to satisfy any amounts for Post-Closing Transaction Bonuses to be paid thereafter, with the remaining amounts released as aforesaid.

(c)

The Unsecured Notes delivered to the Escrow Agent as provided in Section 2.03(a) shall be held in the Escrow and shall be available for set-off pursuant to Section 10.08(b) and Section 6.18 (as amended).  Sellers shall have the right to exchange their Unsecured Notes for Common Stock pursuant to the terms of the Unsecured Notes, in which case all such Common Stock shall be delivered to and held in the Escrow, and further shall have the right to sell any of such Common Stock held in the Escrow, provided, that upon any such sale 50% of the proceeds of such sale shall be delivered to and held in Escrow in lieu of such Common Stock to the extent so exchanged and 50% of such proceeds shall be released to the applicable Seller; provided, that in no event will the proceeds of any such sale held in Escrow pursuant to the foregoing provision exceed $75 million in the aggregate.  Any remaining amount of the Unsecured Notes, Common Stock issuable upon exchange of the Unsecured Notes or cash after settlement of the Seller Parties’ indemnification obligations pursuant to Article 10 or settlement of Post-Closing Transaction Bonus obligations pursuant to Section 6.18 (as amended) shall be released to the Sellers’ Representative (as nominee for the account of Trust 1 and for the account of Trust 2) on the date that is twenty four (24) months after the Closing Date or on such later date as is necessary to resolve any disputes with respect to such amounts or to satisfy any Post-Closing Transaction Bonuses to be paid thereafter, except that any amounts retained after the date that is twenty four (24) months after the Closing Date shall only consist of those amounts which are necessary to satisfy the then pending claims for indemnification payable by the Seller Parties (assuming for these purposes only the validity of each such claim) and the amounts, if any, for Post-Closing Transaction Bonuses to be paid thereafter, with the remaining amounts released as aforesaid.  For purposes of determining the number of shares of Common Stock required to satisfy a claim for indemnification or to satisfy the Post-Closing Transaction Bonuses to be paid thereafter, the value of the Common Stock for which all or any portion of the Unsecured Notes are exchanged shall be deemed to be the higher of (i) the price at which the Unsecured Notes were exchanged for such Common Stock and (ii) the market price for such Common Stock prevailing at the time the securities are released to Purchaser in satisfaction of a claim; provided, that for purposes of the $175 million limit provided in Section 10.07(a) of this Agreement, such value as so determined pursuant to the foregoing provisions will be credited against such $175 million if and to the extent that shares of Common Stock are so used to satisfy a claim for indemnification (which, for the avoidance of doubt, will not include any amounts with respect to Post-Closing Transaction Bonuses).  The foregoing provisions do not modify or otherwise affect the provisions referenced in Section 7.09 of this Agreement.

(d)

With due regard to the limitations on liability contained in Article 10, nothing in this Agreement shall be construed as limiting any Seller Party’s liability for the Working Capital adjustment to the Working Capital Escrow Amount or for Purchaser Losses to the Escrow Amount and/or Notes, nor shall payments from the Working Capital Escrow Amount or the Escrow Amount be considered as liquidated damages for any breach under this Agreement or any other Transaction Agreement.”

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Section 3.1

Textual Changes.  The following changes are made to the text of Article 3 of the Stock Purchase Agreement:

(a)

Section 3.09(c) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

“Except as set forth on Schedule 3.09(c), each of the Company and its Subsidiaries is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or similar Contract.  Each of the Company and its Subsidiaries is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership or “disregarded entity” for United States federal income tax purposes.”

(b)

Article 3 of the Stock Purchase Agreement is hereby amended to include a new Section 3.35 which shall read in its entirety as follows:

“Personal Guarantee Removal.  Neither the Company nor any of its Subsidiaries created any obligations with respect to Intersphere Payments Ltd. solely as a result of, or in connection with, the release of Founder 2 as a guarantor under a Personal Guaranty Agreement by and between Lars Mapstead and Intersphere Payments Ltd. dated as of June 23, 2003, it being understood that the Payment Processing Service Agreement between Streamray Inc. and Intersphere Payments Ltd. dated June 24, 2003 otherwise remains in full force and effect.”

ARTICLE 4

COVENANTS

Section 4.1

Textual Changes.  The following changes are made to the text of Articles 6 and 7 of the Stock Purchase Agreement:

(a)

Section 6.03(u) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

“Declare, set aside or pay any dividend or distribution or make any direct or indirect redemption or repurchase of any of its outstanding equity interests, provided, that the Company shall not be prohibited by this Section 6.03(u) from declaring and paying dividends on its outstanding capital stock so long as such payments do not impair the Company’s ability to satisfy Section 2.02(d) of this Agreement.”

(b)

Section 7.04(f) of the Stock Purchase Agreement is hereby amended to delete its current text and replace the same to read “[Reserved]”.

(c)

Section 7.11 of the Stock Purchase Agreement is hereby amended to include a new Section 7.11(e) which shall read in its entirety as follows:

“In the event the Company terminates the Company’s existing Directors & Officers and Employment Practices Liability Insurance policy with Lloyds of London (policy number:  DE07AAFU) prior to the date that is the sixth year anniversary of the Closing Date, the Company shall provide written notice to the Sellers’ Representative not less than thirty (30) days prior to such termination and shall cooperate in providing the Sellers’ Representative, at its expense, with an opportunity to purchase tail insurance coverage as to the acts or omissions of either Founder, which coverage, if so purchased, will protect any such Founder from his acts or omissions to the extent of such coverage.”

(d)

Prior to the Closing, the Parties shall enter into an Assignment Agreement with INI in form and substance similar to the form attached hereto as Annex G.  Each of the Parties agree that they shall execute and deliver, or cause to be executed and delivered from time to time, such instruments, documents, agreements, consents and assurances and take such other action as reasonably may be required to effectively assign and transfer to and vest in INI the rights and obligations of the Stock Purchase Agreement.

ARTICLE 5

CLOSING DELIVERABLES

Section 5.1

Textual Changes.  The following changes are made to the text of Article 8 of the Stock Purchase Agreement:

(a)

Section 8.02(j)(xiii) is hereby amended to read in its entirety as follows:

“Compliance Certificates.  A certificate of the president and chief financial officer of the Company and of each Founder certifying compliance with the conditions set forth in subsections (a), (b), (c) and (d) of this Section 8.02;”

ARTICLE 6

[RESERVED]

ARTICLE 7

INDEMNIFICATION

Section 7.1

Amendment.  Section 10.02 of the Stock Purchase Agreement is hereby amended and restated to include the items listed on Annex H hereto.

Section 7.2

Limitation of Purchaser’s Indemnification Rights.  Purchaser hereby acknowledges and agrees that it shall not be permitted to make any claim for indemnification against the Sellers or Founders pursuant to Article 10 of the Stock Purchase Agreement with respect to, and in the event that the Company or any of its Subsidiaries is subject to any Purchaser Losses as a result of, any litigation listed on Schedule 5.07 of the Purchaser’s Disclosure Schedule pursuant to which the Company or a Subsidiary may become involved following the Company becoming an indirectly owned subsidiary of Purchaser pursuant to the Transactions.

Section 7.3

Method of Asserting Claims.  Section 10.08 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)

Escrow.  All claims for indemnification pursuant to this Article 10 including with respect to the Final Working Capital Statement, shall be made in accordance with the provisions of the Escrow Agreement so long as it is by its terms applicable.  All claims for indemnification by a Purchaser Indemnified Party as to the Working Capital adjustment pursuant to Section 2.04 shall be satisfied first from the Working Capital Escrow Amount and all other claims for indemnification by a Purchaser Indemnified Party shall be satisfied first from the Escrow Amount until it is wholly exhausted.

(b)

Right of Set-Off.  Subject to the last sentence of Section 10.08(a), and without limiting any other rights hereunder, upon notice to the Sellers’ Representative specifying in reasonable detail the basis for a claim for indemnification hereunder, any Purchaser Indemnified Party may set off any amount of Liabilities to which it may be entitled under this Article 10 against amounts otherwise payable or owed to any Seller (or any successor or assign) under the Unsecured Notes.  The exercise of such right of set-off by Purchaser in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Unsecured Notes.”

Section 7.4

Sellers’ Representative.  Section 10.13(a) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)

Each Seller Party hereby appoints Founder 1 (together with his permitted successors, the “Sellers’ Representative”), as its or his true and lawful agent and attorney-in-fact, with respect to (1) determination of the Final Working Capital, (2) any claims (including the settlement thereof) made by an Indemnified Party for indemnification made pursuant to this Article 10, and (3) any and all other actions taken by the Sellers’ Representative related to this Agreement or the other Transaction Agreements or any of the Transactions, including, in furtherance thereof, to:  (i) give and receive notices and communications to or from Purchaser (on behalf of itself or any other Indemnified Party) and/or the Escrow Agent relating to this Agreement, the Escrow Agreement or the Transactions (except to the extent that this Agreement or the Escrow Agreement expressly contemplates that any such notice or communication shall be given or received by the Seller Parties individually); (ii) authorize deliveries to Purchaser of cash from the Working Capital Escrow Amount in satisfaction of claims asserted by Purchaser as to the Final Working Capital Statement or from the Escrow Amount for any other Purchaser indemnification claims (on behalf of itself or any other Indemnified Party, including by not objecting to claims thereto); (iii) object to any claims by Purchaser to the Escrow Amount via set-off of the Unsecured Notes; (iv) consent or agree to, negotiate, enter into settlements and compromises of, and agree to arbitration and comply with Orders with respect to such claims; (v) assert, negotiate, enter into settlements and compromises of, and agree to arbitration and comply with Orders with respect to, any other claim by any Indemnified Party against any such Indemnifying Party or by any Indemnifying Party against any Indemnified Party or any dispute between any Indemnified Party and any such Indemnifying Party, in each case relating to this Agreement, the Escrow Agreement or the Transactions; (vi) agree to amend on behalf of the Seller Parties this Agreement, the Escrow Agreement or any other Transaction Agreement; and (vii) take all actions necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing, in each case (except as otherwise specified) without having to seek or obtain the consent of any Person under any circumstance.”

ARTICLE 8

REAFFIRMATION OF OBLIGATIONS

Section 8.1

Full Force and Effect.  Except as amended in this Amendment, the Stock Purchase Agreement shall remain in full force and effect.  The Parties hereby reaffirm their obligations under the Stock Purchase Agreement (as amended hereunder) and acknowledge and agree that each of Trust 1 and Trust 2 is and was a party to the Stock Purchase Agreement and the applicable Transaction Agreements as each of “Trust 1” and “Trust 2” as defined therein, even though Trust 1 and Trust 2 were inadvertently identified therein as “The Andrew B. Conru Trust, established November 6, 2001” and “The Lars Mapstead Trust, established April 18, 2002”.  Founder 1 and Trust 1 acknowledge and agree that any document previously or hereafter executed by Trust 1 with the designation of either “The Andrew B. Conru Trust, established November 6, 2001” or “Andrew B. Conru Trust Agreement” is and shall be legally binding and enforceable in accordance with its terms upon Trust 1.  Founder 2 and Trust 2 acknowledge and agree that any document previously or hereafter executed by Trust 2 with the designation of either “The Lars Mapstead Trust, established April 18, 2002” or “Mapstead Trust, created on April 16, 2002” is and shall be legally binding and enforceable in accordance with its terms upon Trust 2.

ARTICLE 9

DEFINITIONS

Section 9.1

Textual Changes.  The following changes are made to the text of Article 11 of the Stock Purchase Agreement:

(a)

The term “General Escrow Amount” is hereby deleted in its entirety from the Stock Purchase Agreement.

(b)

The term “Transaction Bonuses” is hereby amended in its entirety to read as follows:  “Transaction Bonuses” means amounts payable by the Company to certain Bonus Recipients as provided in Section 6.18 upon consummation of the Transactions, with certain amounts paid upon the occurrence of the Closing, and certain amounts paid after the Closing and referenced as Retention Bonuses in the agreements pursuant to which such amounts are payable.

(c)

The following defined terms are hereby added to the Stock Purchase Agreement:

(i)

“Rank and File Bonus Letter” means a letter to be provided to the Business Employees by the Company after the Closing to enable such Business Employees to receive Transaction Bonuses.

(ii)

“Retention Bonuses” means any portion of the Transaction Bonuses payable pursuant to the Rank and File Bonus Letter.

(iii)

The terms “INI”, “First Lien Notes”, “Second Lien Notes”, and “Unsecured Notes” shall have the meanings set forth in Section 1.02(b).

Section 9.2

Other Definitional Changes.  The reference in the third sentence of Section 2.04(d) of the Stock Purchase Agreement to the term “Notes” will be deemed to refer only to the Unsecured Notes.  In addition, where the term “Note” or “Notes” is used in the Stock Purchase Agreement in relation to conversion or the Common Stock issuable upon conversion thereof, such “Note” or “Notes” term is deemed to refer only to the Unsecured Note or Unsecured Notes and such “conversion” term is deemed to refer to “exchange”.

ARTICLE 10

MISCELLANEOUS

Section 10.1

Applicability of SPA Provisions.  The Parties hereby agree that the provisions of Sections 12.07, 12.08, 12.11, 12.12, 12.13, 12.14 and 12.15 shall apply to this Amendment as if fully restated herein.

Section 10.2

Waivers.  The Parties agree that there shall be no adjustment in Purchase Price through the operation of the provisions of Section 6.05(b)(i) of the Stock Purchase Agreement.

Section 10.3

Contractor Agreement.  That certain Independent Contractor Agreement, dated as of September 21, 2007, by and between the Company and Hinok Media Incorporated, an affiliate of Founder 1 (“Consultant”) (the “Consulting Agreement”) is hereby amended, effective at the Closing, to provide that Consultant will receive an additional $5 million of compensation from the Company over the 36 month period immediately following the Closing, payable as follows:  $1 million on the first anniversary of the Closing Date, $1 million on the second anniversary of the Closing Date, and $3 million on the third anniversary of the Closing Date.

Section 10.4

Fees and Expenses.  Purchaser shall reimburse the Seller Parties for all reasonable attorneys’ and accountants’ fees and expenses and investment bankers’ expenses incurred in the ordinary course by the Seller Parties for which it has received written invoices related to the Transactions (including, for the avoidance of doubt, the efforts of the Seller Parties in connection with assisting Purchaser in securing financing from the holders of the First Lien Notes and in documenting all agreements relating to the financing contemplated by the First Lien Notes and the Second Lien Notes), and the Seller Parties shall not be required to pay attorneys’ and accountants’ fees and expenses and investment bankers’ expenses by the Company and otherwise to be paid by the Seller Parties pursuant to Section 12.01 of the Stock Purchase Agreement, in each case only as to (x) services rendered by attorneys, accountants and investment bankers for the Seller Parties after November 13, 2007 (including with respect to attorney’s fees attributable to the financing of Purchaser) and (y) the Pre-November 14 Attorney Fees.  Such fees and expenses must be tracked by the relevant professional, with such fees payable at Closing, or if the Stock Purchase Agreement is terminated without Closing occurring, payable within five (5) days after written invoices are provided to Purchaser.

Section 10.5

Board Seat.  That certain observer letter agreement, dated as of September 21, 2007 (the “Observer Letter Agreement”), by and among Purchaser and the Founders is hereby amended to provide that (i) the Founders’ right thereunder to appoint an observer (a “Board Observer”) to the board of directors of Penthouse Media Group Inc. (the “Board”) shall remain dormant and unenforceable until such time as the Founders no longer have any right to appoint and maintain a director to the Board of Penthouse Media Group Inc. and to have such director elected by the holders of at least a majority of the Common Stock, and thereafter shall become fully enforceable in accordance with the terms and limitations of the Observer Letter Agreement and (ii) any such Board Observer will be entitled to receive copies of all materials distributed at all meetings of the Board (and every committee thereof).

Section 10.6

Competitive Restrictions.  In the event that a failure to make a cash interest payment under the terms of the First Lien Notes (“Payment Default”), which is not cured within sixty (60) days after delivery of written notice of such Payment Default to Purchaser, results in the Collateral Agent (as defined in the First Lien Note) making demand for the immediate repayment of all Obligations (as defined in the First Lien Note) under the First Lien Notes, the provisions of Sections 7.03, 7.06, 7.07 and 7.08 of the Stock Purchase Agreement (the “Covenants”) shall be suspended until such time as the Payment Default is cured by Purchaser (the “Suspension Period”); and, (a) the Sellers shall have no liability with respect to any breaches of the Covenants committed during the Suspension Period, and (b) the Sellers may continue only that activity which was commenced during the Suspension Period in perpetuity without such activity  considered a breach of the Covenants after any such Suspension Period.

Section 10.7

Technology License Agreement.  The parties acknowledge that concurrently with the Closing, the Company is entering into a certain Technology License Agreement with affiliates of each Seller, Hinok Media Incorporated and Legendary Technology Incorporated (the “License Agreement”).  The Parties hereto agree that any valid claim for indemnification by Licensor (as defined in the License Agreement) against either Licensee (as defined in the License Agreement) for any Losses in connection with any Third-Party Claim shall first be satisfied by offset against the respective Unsecured Note and/or cancellation of the respective Common Stock or payment of the respective cash under the Escrow Amount pursuant to Section 2.03 of the Stock Purchase Agreement and the terms of the Escrow Agreement, until such time as the Escrow Agreement is no longer in full force and effect and thereafter shall be satisfied by payments from the applicable Licensee until such time as the aggregate Purchaser Losses pursuant to Section 10.02 of the Purchase Agreement (inclusive of any losses for indemnification claims satisfied in accordance with the License Agreement) equals or exceeds $175,000,000 after which the Licensees shall have no further indemnification obligations under the License Agreement; provided that the rights to assume the entire control of the defense of a Third-Party Claim pursuant to Section 10.04 of the Purchase Agreement (including all rights and limitations thereunder) shall apply to any Third-Party Claim made under the License Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASER:

PENTHOUSE MEDIA GROUP INC.

By: /s/ Marc H. Bell

Name:

Title:

[Signature Page to Amendment to the Stock Purchase Agreement]

TRUST 1:

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

       Andrew B. Conru, Trustee

[Signature Page to Amendment to the Stock Purchase Agreement]

TRUST 2:

MAPSTEAD TRUST,

CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

       Lars Mapstead, Trustee

By: /s/ Marin A. Mapstead

       Marin Mapstead, Trustee

[Signature Page to Amendment to the Stock Purchase Agreement]

COMPANY:

VARIOUS, INC.

By: /s/ Rob Brackett

Name:

Title:

[Signature Page to Amendment to the Stock Purchase Agreement]

FOUNDER 1:

ANDREW B. CONRU

/s/ Andrew B. Conru

[Signature Page to Amendment to the Stock Purchase Agreement]

FOUNDER 2:

LARS MAPSTEAD

/s/ Lars Mapstead

[Signature Page to Amendment to the Stock Purchase Agreement]